Exhibit 99.1

SOLIDION TECHNOLOGY, INC.

AUDIT COMMITTEE CHARTER

ADOPTED AS OF FEBRUARY 2, 2024

I.	Purpose of the Committee

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Solidion Technology, Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and its subsidiaries and the audit of the financial statements of the Company. The primary role of the Committee is to oversee the financial reporting and disclosure process of the Company and the Company’s compliance with legal and regulatory requirements.

II.	Composition of the Committee

The Committee shall consist of three or more directors, as determined from time to time by the Board. The members of the Committee shall be appointed by the Board based on recommendations from the Nominating and Corporate Governance committee of the Board. The members of the Committee shall serve until such member’s successor is duly appointed and qualified or until such member’s earlier resignation or removal. The Board may remove any member from the Committee at any time with or without cause.

Independence and Financial Expertise

Each member of the Committee shall be independent in accordance with the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Act”) and The Nasdaq Stock Market LLC (“Nasdaq”). The Board shall designate a member of the Committee as the chairperson.

Each member of the Committee must be able to read and understand fundamental financial statements in accordance with Nasdaq’s audit committee requirements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication per the requirements of Nasdaq listing rules.

Service on other Audit Committees

No member of the Committee may serve simultaneously on the audit committee of more than two other public companies without prior approval of the Board. In addition, the chairman of the Committee may not serve simultaneously on the audit committee of more than two other public companies.

III.	Meetings of the Committee

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, it being understood that the Committee will ordinarily meet quarterly in advance of the release of quarterly financial results. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and report regularly to the Board on its discussions and actions, including any significant issues or concerns that arise at its meetings, and shall make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall meet separately, and periodically, with management and representatives of the Company’s independent auditors, and shall invite such individuals to its meetings as it deems appropriate, to assist in carrying out its duties and responsibilities. However, the Committee shall meet regularly without such individuals present.

IV.	Duties and Responsibilities

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react to or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and are consistent with and subject to applicable law and rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), NASDAQ, or any other applicable regulatory authority.

Independent Auditor

●	The Committee shall be directly responsible for the appointment, compensation, retention, replacement and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 10-K is referred to herein as the “independent auditors”).

●	The Committee shall approve all audit engagement fees and terms and pre-approve all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms. The Committee shall also establish policies and procedures for the Committee’s pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on-going basis.

●	The Committee shall, at least annually, obtain and review a report by the Company’s independent auditors that describes (1) the accounting firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors.

●	The Committee shall (1) at least annually, evaluate the qualifications, performance and independence of the Company’s independent auditors, including an evaluation of the lead audit partner and (2) oversee the rotation of audit partners to the extent required by applicable rules or regulations and consider regular rotation of the accounting firm serving as the Company’s independent auditors.

●	The Committee shall review and discuss with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit.

●	The Committee shall review and discuss with the Company’s independent auditors (1) any audit problems or difficulties, including difficulties encountered by the Company’s independent auditors during their audit work (such as restrictions on the scope of their activities or their access to information), (2) any significant disagreements with management and (3) management’s response to these problems, difficulties or disagreements; and to resolve any disagreements between the Company’s auditors and management.

Oversight of Financial Reporting Process and Internal Controls

●	The Committee shall review and discuss with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit, (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors and (3) other material written communications between the auditors and management.

●	The Committee shall review and discuss with the Company’s independent auditors and management (1) any material issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, (2) any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods and (3) the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

●	The Committee shall (1) keep the Company’s independent auditors informed of the Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the company and (2) review and discuss with the Company’s independent auditors the auditors’ evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related parties.

●	The Committee shall oversee the internal audit function and review various matters relating to the internal audit function, such as the proposed audit plan and results and internal audit budget and staffing.

●	The Committee shall review and discuss with the Company’s independent auditors and management (1) the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s internal controls, and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such internal controls, (2) disclosure relating to the Company’s internal controls, and (3) as applicable, the independent auditors’ report on the effectiveness of the Company’s internal control over financial reporting and the required management certifications to be included in or attached as exhibits to the Company’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

●	The Committee shall review and discuss with the Company’s independent auditors any other matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Financial Statements; Disclosure

●	The Committee shall review and discuss with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes) and the form of audit opinion to be issued by the auditors on the financial statements.

●	The Committee shall (1) review and discuss with the management and the independent auditor, before the issuance of the audit report, the audited financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” proposed to be included in the Company’s annual report on Form 10-K for filing with the SEC and (2) produce the audit committee report required to be included in the Company’s proxy statement. The Committee shall make a recommendation to the Board as to whether such financial statements should be included in the Company’s annual report on Form 10-K.

●	The Committee shall review and discuss with the Company’s independent auditors and management (1) the Company’s quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” proposed to be included in the Company’s quarterly report on Form 10-Q before the Form 10-Q is filed and (2) the Form 10-Q for filing with the SEC.

●	The Committee shall review and discuss with management and the Company’s independent auditors (1) the Company’s earnings press releases, including the type of information to be included and its presentation and the use of any pro forma, adjusted or other non-GAAP financial information, before their release to the public, and (2) any financial information and earnings guidance provided to analysts and ratings agencies, including the type of information to be disclosed and type of presentation to be made.

Miscellaneous

●	To review, discuss with the Company’s independent auditors, and approve the functions of the Company’s internal audit staff, including its purpose, authority, organization, responsibilities, budget and staffing; and to review the scope and performance of the staff’s internal audit plan, including the results of any internal audits, any reports to management and management’s response to those reports.

●	The Committee shall establish and review related party transaction policies, and review and approve in advance any related party transactions. The Committee shall also review significant transactions and unusual events.

●	The Committee shall establish and review pre-approval policies and shall pre-approve audit and permissible non-audit services to be provided by the independent auditor.

●	The Committee shall set Company hiring policies for employees or former employees of the Company’s independent auditors.

●	The Committee shall establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

●	The Committee shall review and discuss with management, the Company’s independent auditors, and outside legal counsel, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

●	The Committee shall review and discuss with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s material financial risk exposures and the steps management has taken to monitor and control such exposures.

●	Review and approve the Company’s insurance risk management policies and programs, including oversight of the Company’s director and officer insurance programs.

●	Oversee cybersecurity and other risks relating to the Company’s information technology and security. Receive quarterly updates regarding cybersecurity matters from Company management. Annually review the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security and cybersecurity.

●	The Committee shall review the Company’s compliance with applicable laws and regulations and review and oversee the Company’s policies, procedures and programs designed to promote and monitor legal, ethical and regulatory compliance.

●	The Committee shall monitor compliance with the Company’s Code of Ethics and Business Conduct (the “Code”), investigate any alleged breach or violation of the Code, and enforce the provisions of the Code.

●	The Committee shall meet periodically with outside legal counsel when appropriate, to review legal and regulatory matters, including (1) legal cases against or regulatory investigations of the Company and its subsidiaries, that could have a significant impact on the Company’s financial statements, (2) any matters that may have a material impact on the financial statements of the Company or (3) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Company.

●	The Committee shall review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, in accordance with Company policies and procedures.

●	The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

●	The Company shall perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.	OUTSIDE ADVISORS; DELEGATION OF AUTHORITY

The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of independent outside counsel and such other advisors and experts as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of any outside counsel and other advisors.

The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to the Company’s independent auditors, any other accounting firm engaged to perform services for the Company, any outside counsel, any other advisors to the Committee, and for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

VI.	PERFORMANCE EVALUATION

The Committee shall conduct an annual evaluation of the performance of its duties under this Charter and shall present the results of the evaluation to the Board. The Committee shall conduct this evaluation in such manner as it deems appropriate.